Exhibit 99.1

EPAM Reports Results for Second Quarter 2026
•Second quarter revenues of $1.415 billion, up 4.5% year-over-year
•Second quarter GAAP income from operations increased to 10.8% of revenues from 9.3%, and non-GAAP income from operations increased to 16.4% of revenues from 15.0%, on a year-over-year basis
•Second quarter GAAP diluted EPS of $1.97, an increase of $0.41, or 26.3%, and non-GAAP diluted EPS of $3.38, an increase of $0.61, or 22.0%, on a year-over-year basis
•Continued to return capital to shareholders, spending $85 million in the second quarter on share repurchases and $409 million since the beginning of the year
•For the full year, EPAM now expects the year-over-year revenue growth rate to be in the range of 3.2% to 4.2% and now expects the year-over-year revenue growth rate on an organic constant currency basis to be in the range of 2.0% to 3.0%
•For the full year, EPAM now expects its GAAP diluted EPS to be in the range of $8.22 to $8.38, and non-GAAP diluted EPS to be in the range of $13.08 to $13.24
Newtown, PA, USA — August 6, 2026 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital and AI transformation company, today announced results for its second quarter ended June 30, 2026.
“Our second quarter results came in better than expected with continued AI-native momentum and ongoing profitability improvement, reflecting solid execution against our multi-year strategy,” said Balazs Fejes, CEO & President, EPAM. “As we continue to expand our strategic partnerships and leverage our 30+ years of engineering DNA to build the next generation forward-deployed engineering organization, our conviction in the strategy, the team and our commercial transformation is high.”
Second Quarter 2026 Highlights
•Revenues increased to $1.415 billion, a year-over-year increase of $61.3 million, or 4.5%. On an organic constant currency basis, revenues were up 3.4% compared to the second quarter of 2025;
•GAAP income from operations was $152.2 million, an increase of $25.7 million, or 20.4%, compared to $126.5 million in the second quarter of 2025;
•Non-GAAP income from operations was $232.7 million, an increase of $29.8 million, or 14.7%, compared to $202.9 million in the second quarter of 2025;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.97, an increase of $0.41, or 26.3%, compared to $1.56 in the second quarter of 2025; and
•Non-GAAP diluted EPS was $3.38, an increase of $0.61, or 22.0%, compared to $2.77 in the second quarter of 2025.

Q2 2026

EPAM Reports Results

Q2 REVENUES

$1.415B

4.5% ↑ YoY

3.4% ↑ Organic Constant Currency YoY

OUTLOOK Q3 2026

Revenues in the range of

$1.410B-$1.425B

1.7% ↑ YoY

(at midpoint of the range)

OUTLOOK FY 2026

Revenue Growth in the range of

3.2%-4.2% ↑ YoY

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenues	YoY
Financial Services	$366M	11.5% ↑
Consumer Goods, Retail & Travel	$274M	2.3% ↑
Software & Hi-Tech	$202M	-1.3% ↓
Life Sciences & Healthcare	$169M	8.0% ↑
Business Information & Media	$167M	-2.1% ↓
Emerging	$237M	4.9% ↑

REVENUES BY CUSTOMER LOCATION

Location	Revenues	YoY
Americas	$806M	0.5% ↑
EMEA	$582M	10.9% ↑
APAC	$27M	-0.3% ↓

DILUTED EARNINGS PER SHARE

$1.97 GAAP EPS — **26.3%** ↑ YoY

$3.38 NON-GAAP EPS — **22.0%** ↑ YoY

EMPLOYEES & LOCATIONS

62,850+ Total EPAMers

56,650+ Delivery Professionals

55+ Countries & Regions

Refer to EPAM's 2nd Quarter 2026 Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.

Cash Flow and Other Metrics
•Cash used in operating activities was $38.8 million for the first six months of 2026, compared to cash provided by operating activities of $77.4 million for the first six months of 2025;
•Cash, cash equivalents and restricted cash totaled $794.3 million as of June 30, 2026, a decrease of $507.1 million, or 39.0%, from $1.301 billion as of December 31, 2025;
•The Company spent $409.0 million on share repurchases during the first six months of 2026 under its share repurchase program, which included $85.0 million during the second quarter; and
•Total headcount was approximately 62,850 as of June 30, 2026. Included in this number were approximately 56,650 delivery professionals, an increase of 0.3% from March 31, 2026.

2026 Outlook - Full Year and Third Quarter
Full Year

EPAM expects the following for the full year:
•The Company now expects the year-over-year revenue growth rate to be in the range of 3.2% to 4.2% for 2026 and now expects the year-over-year revenue growth rate on an organic constant currency basis to be in the range of 2.0% to 3.0%;
•For the full year, EPAM now expects GAAP income from operations to be in the range of 10.5% to 11.0% of revenues and non-GAAP income from operations to be in the range of 15.5% to 16.0% of revenues;
•The Company continues to expect its GAAP effective tax rate to be approximately 27% and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM now expects GAAP diluted EPS to be in the range of $8.22 to $8.38 and non-GAAP diluted EPS to be in the range of $13.08 to $13.24. The Company now expects weighted average diluted shares outstanding for the year to be 52.2 million.
Third Quarter
EPAM expects the following for the third quarter:
•The Company expects revenues will be in the range of $1.410 billion to $1.425 billion for the third quarter, reflecting year-over-year growth of 1.7% at the midpoint of the range. The Company expects the year-over-year revenue growth rate on an organic constant currency basis to be 1.8% at the midpoint of the range;
•For the third quarter, EPAM expects GAAP income from operations to be in the range of 11.0% to 12.0% of revenues and non-GAAP income from operations to be in the range of 15.5% to 16.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 25% and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS will be in the range of $2.33 to $2.41 for the quarter, and non-GAAP diluted EPS will be in the range of $3.38 to $3.46 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter to be 51.4 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, August 6, 2026, at 8:00 a.m. ET. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
EPAM (NYSE:EPAM) is a global leader in AI transformation engineering and integrated consulting, serving Forbes Global 2000 companies and ambitious startups. With over thirty years of expertise in custom software, product and platform engineering, EPAM empowers organizations to become AI-Native enterprises, driving measurable value from innovation and digital investments. Recognized by industry benchmarks and leading analysts as a leader in AI, EPAM delivers globally while engaging locally, making the future real for clients, partners, and employees.
We are proud to be recognized by Forbes, Glassdoor, Newsweek, Time Magazine, Great Place to Work and kununu as a Most Loved Workplace around the world.
Learn more at www.epam.com and follow us on LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, employee separation costs incurred in connection with restructuring programs, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits and tax shortfalls related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis,” which is a non-GAAP financial measure. This measure excludes the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.
Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its clients, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company's most recent Annual Report on Form 10-K and the factors discussed in the Company's Quarterly Reports on Form 10-Q, particularly under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Mike Rowshandel, Head of Investor Relations
Phone: +1-267-759-9000 x393336
Email: mike_rowshandel@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$1,414,767	$1,353,443	$2,814,828	$2,655,135
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	985,199	964,012	1,997,251	1,916,020
Selling, general and administrative expenses	245,245	231,681	484,947	450,598
Depreciation and amortization expense	32,101	31,274	63,640	62,711
Income from operations	152,222	126,476	268,990	225,806
Interest and other income (loss), net	(1,821)	3,519	(239)	9,333
Foreign exchange loss	(9,850)	(6,227)	(7,552)	(16,954)
Income before provision for income taxes	140,551	123,768	261,199	218,185
Provision for income taxes	37,572	35,742	75,699	56,677
Net income	$102,979	$88,026	$185,500	$161,508

Net income per share:
Basic	$1.97	$1.56	$3.50	$2.86
Diluted	$1.97	$1.56	$3.49	$2.84
Shares used in calculation of net income per share:
Basic	52,197	56,319	52,991	56,548
Diluted	52,267	56,536	53,220	56,898

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of June 30, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$789,397	$1,296,077
Trade receivables and contract assets, net of allowance of $3,939 and $6,350, respectively	1,268,036	1,108,201
Prepaid and other current assets	158,556	129,610
Total current assets	2,215,989	2,533,888
Property and equipment, net	204,967	202,387
Operating lease right-of-use assets, net	124,999	114,875
Intangible assets, net	372,969	406,586
Goodwill	1,203,048	1,210,564
Deferred tax assets	295,947	295,115
Other noncurrent assets	156,167	138,721
Total assets	$4,574,086	$4,902,136

Liabilities
Current liabilities
Accounts payable	$41,551	$55,329
Accrued compensation and benefits expenses	495,961	608,232
Accrued expenses and other current liabilities	208,531	250,688
Income taxes payable, current	19,093	25,520
Operating lease liabilities, current	39,301	37,173
Total current liabilities	804,437	976,942
Long-term debt	25,000	25,034
Operating lease liabilities, noncurrent	87,942	81,497
Deferred tax liabilities, noncurrent	74,505	76,969
Other noncurrent liabilities	62,901	63,886
Total liabilities	1,054,785	1,224,328
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 51,585 shares issued and outstanding at June 30, 2026, and 54,274 shares issued and outstanding at December 31, 2025	52	54
Additional paid-in capital	1,487,973	1,390,423
Retained earnings	2,035,664	2,268,204
Accumulated other comprehensive income (loss)	(4,970)	18,545
Total EPAM Systems, Inc. stockholders’ equity	3,518,719	3,677,226
Noncontrolling interest in consolidated subsidiaries	582	582
Total equity	3,519,301	3,677,808
Total liabilities and equity	$4,574,086	$4,902,136

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percentages and per share amounts)

Reconciliation of year-over-year revenue growth as reported on a GAAP basis to revenue growth on an organic constant currency basis is presented in the table below:

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Revenue growth as reported	4.5%	6.0%
Inorganic revenue	—%	—%
Foreign exchange rates	(1.1)%	(2.5)%
Revenue growth on an organic constant currency basis	3.4%	3.5%

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$985,199	$(23,361)	$961,838	$1,997,251	$(46,771)	$1,950,480
Selling, general and administrative expenses(2)	$245,245	$(39,474)	$205,771	$484,947	$(82,314)	$402,633
Income from operations(3)	$152,222	$80,444	$232,666	$268,990	$164,412	$433,402
Operating margin	10.8%	5.6%	16.4%	9.6%	5.8%	15.4%
Net income(4)	$102,979	$73,831	$176,810	$185,500	$146,535	$332,035
Diluted earnings per share	$1.97		$3.38	$3.49		$6.24

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$964,012	$(18,232)	$945,780	$1,916,020	$(42,773)	$1,873,247
Selling, general and administrative expenses(2)	$231,681	$(40,349)	$191,332	$450,598	$(74,572)	$376,026
Income from operations(3)	$126,476	$76,417	$202,893	$225,806	$152,837	$378,643
Operating margin	9.3%	5.7%	15.0%	8.5%	5.8%	14.3%
Net income(4)	$88,026	$68,765	$156,791	$161,508	$133,298	$294,806
Diluted earnings per share	$1.56		$2.77	$2.84		$5.18

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Stock-based compensation expenses	$22,833	$18,161	$45,686	$42,084
Humanitarian support in Ukraine(a)	528	576	1,085	1,194
Poland R&D incentives (b)	—	(505)	—	(505)
Total adjustments to GAAP cost of revenues(1)	23,361	18,232	46,771	42,773
Stock-based compensation expenses	23,568	20,397	50,634	44,930
Cost Optimization charges(c)	13,940	16,275	27,336	21,586
Humanitarian support in Ukraine(a)	1,961	3,282	4,370	7,014
Other acquisition-related expenses	1	292	7	862
One-time charges (benefits)	4	103	(33)	180
Total adjustments to GAAP selling, general and administrative expenses(2)	39,474	40,349	82,314	74,572
Amortization of acquired intangible assets	17,609	17,836	35,327	35,492
Total adjustments to GAAP income from operations(3)	80,444	76,417	164,412	152,837
Foreign exchange loss	9,850	6,227	7,552	16,954
Change in fair value of contingent consideration included in Interest and other income, net	1,435	(232)	2,420	(1,969)
Impairment of financial assets	356	—	356	—
Gain on financial instrument	—	—	—	(350)
Provision for income taxes:
Tax effect on non-GAAP adjustments	(19,997)	(18,291)	(39,128)	(38,201)
Tax shortfall related to stock-based compensation	1,743	1,106	11,592	563
Net discrete charge (benefit) from tax planning(d)	—	3,538	(669)	3,464
Total adjustments to GAAP net income(4)	$73,831	$68,765	$146,535	$133,298
(a)Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b)We have excluded from non-GAAP results the portion of the benefit from Poland R&D incentives related to qualifying activities performed in 2023 as it represents a nonrecurring one-time benefit.
(c)Cost Optimization charges include employee separation costs incurred in connection with the programs initiated in the second quarter of 2024 and second quarter of 2025. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are attributable to targeted restructuring efforts and not expected to recur once the respective Cost Optimization program is completed.
(d)Net discrete charge (benefit) related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the charge (benefit) related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected year-over-year revenue growth on a GAAP basis to expected revenue growth on an organic constant currency basis is presented in the table below:

	Third Quarter 2026	Full Year 2026
	(at midpoint of range)
Revenue growth	1.7%	3.2% to 4.2%
Foreign exchange rates impact	0.1%	(1.2)%
Inorganic revenue growth	—%	—%
Revenue growth on an organic constant currency basis	1.8%	2.0% to 3.0%
Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Third Quarter 2026	Full Year 2026
GAAP income from operations as a percentage of revenues	11.0% to 12.0%	10.5% to 11.0%
Stock-based compensation expenses	3.1%	3.2%
Included in cost of revenues (exclusive of depreciation and amortization)	1.5%	1.5%
Included in selling, general and administrative expenses	1.6%	1.7%
Humanitarian support in Ukraine(a)	0.2%	0.2%
Cost Optimization charges(c)	—%	0.4%
Amortization of acquired intangible assets	1.2%	1.2%
Non-GAAP income from operations as a percentage of revenues(e)	15.5% to 16.5%	15.5% to 16.0%
(e)EPAM has not included the impact of potential future one-time charges including asset impairments, unusual gains and losses, expenses incurred in connection with future cost optimization actions, and other acquisition-related expenses because the Company is unable to predict these amounts with reasonable certainty.
Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Third Quarter 2026	Full Year 2026
GAAP effective tax rate (approximately)	25.0%	27.0%
Tax effect on non-GAAP adjustments	(0.8)%	(0.8)%
Tax shortfall related to stock-based compensation	(0.2)%	(2.3)%
Net discrete benefit from tax planning(d)	—%	0.1%
Non-GAAP effective tax rate (approximately)	24.0%	24.0%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Third Quarter 2026	Full Year 2026
GAAP diluted earnings per share	$2.33 to $2.41	$8.22 to $8.38
Stock-based compensation expenses	0.85	3.55
Included in cost of revenues (exclusive of depreciation and amortization)	0.39	1.66
Included in selling, general and administrative expenses	0.46	1.89
Humanitarian support in Ukraine(a)	0.05	0.20
Cost Optimization charges(c)	—	0.52
One-time charges(e)	0.02	0.03
Amortization of acquired intangible assets	0.34	1.34
Change in fair value of contingent consideration	—	0.05
Foreign exchange loss	0.06	0.22
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.28)	(1.30)
Tax shortfall related to stock-based compensation	0.01	0.26
Net discrete benefit from tax planning(d)	—	(0.01)
Non-GAAP diluted earnings per share(e)	$3.38 to $3.46	$13.08 to $13.24